UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2006

VirTra Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Texas	000-28381	93-1207631
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 North Center, Arlington, TX 76011
(Address of principal executive offices)

(817) 261-4269

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2006, we entered into an agreement to merge with Virtra Merger Corporation. Virtra Merger Corporation is a Texas corporation, newly formed through the merger of Altatron International, Inc., Chrysalis Manufacturing Corporation d/b/a Altatron EMS, and Dynalyst Manufacturing Corporation into the new corporation. Altatron provides electronics manufacturing services to original equipment manufacturers, and Dynalyst is an electronics engineering company.

The acquisition would provide us with a wider range of products, some of which are already used in our products, and an additional revenue stream.

Mr. Andrew Wells, a current director with VirTra Systems, was a minor (less than 5%) shareholder in Dynalyst Manufacturing Corporation, and served on Dynalyst’s board of directors until December 13, 2005.  In addition to holding common shares in Virtra Merger Corporation due to his former holdings in Dynalyst,  Mr. Wells owns 3,000 shares of preferred stock in Virtra Merger Corporation for settlement of an indebtedness of $30,000.00 owed to him by Chrysalis Manufacturing Corporation.  Mr. Wells served as secretary for Chrysalis Manufacturing Corporation until December 13, 2005.

If the merger is completed, the shares of our Company outstanding at the time of the merger (expected to be approximately 65 million shares) will be changed into 8,512,920 shares, and the shareholders of Virtra Merger Corporation will receive 7,803,795 shares of our common stock. In addition, holders of 141,841 shares of outstanding preferred stock of Virtra Merger Corporation will receive 141,841 shares of a newly created Series A Preferred Stock, with each share of the Preferred Stock convertible into 8.9 shares of our common stock.

Both companies are presently in a due diligence phase; however, there can be no assurance that the acquisition will in fact be consummated, as the transaction is contingent upon the Company's approval of a pending financial audit of VirTra Merger Corporation, and approval of the transaction by the shareholders of both companies.

Upon completion of the audit, a proxy statement will be prepared and filed with the Securities and Exchange Commission, and subsequently submitted to the companies' shareholders. It is expected that the proxy statement will be forwarded to the shareholders in February of 2006, but there is no assurance that this timetable will hold.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Agreement of Merger dated as of January 10, 2006, between VirTra Systems, Inc., and Virtra Merger Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTRA SYSTEMS, INC. (Registrant)

By:	/s/ L. Kelly Jones
_____________________________ L. Kelly Jones
Chief executive officer

Dated: January 11, 2006